COMMERCE
COMMUNITIES

August 19, 1998

Carl Mitchell
c/o V3 Corporation
250 Consumers Road, Suite 901
North York, Ontario, Canada M2J 4V6

Re: Lease renewal, 2348-G Walsh Ave., Santa Clara, CA

Dear Carl:

This letter will serve as our written agreement to extend your Lease one (1) year. The Lease Extension is for that certain Lease dated September 20, 1995 by and between San Tomas Investors II, Landlord and V 3 Corporation, Tenant, covering those certain premises known and numbered as stated above, which Lease was to terminate September 30,1998.

Lessor and Lessee hereby agree:

     1. The term of said Lease shall be extended through September 30,1999.

     2. The base rent, es provided in paragraph 3, shall be increased to two thousand one hundred dollars ($2,100.00) per month beginning October 1, 1998 and continuing to September 30, 1999.

     3. The security deposit shall be increased from $1,785.00 to $2,100.00.

     4. Tenant acknowledges that there exists a license from the Principal Mutual Life Insurance Company which permits the Tenant to pay rent to San Tomas Investors II. Tenant further acknowledges that the Principal Mutual Life
Insurance Company has the right to revoke such license and that upon such revocation the Tenant will pay rent at such address as the Principal Mutual Life Insurance Company may direct by written notice to Tenant.

     5. The Base Year for Real Property Taxes per paragraph 4 of the lease shall be changed to 1998-1999 and the Base Year for Operating Expenses per paragraph 5 shall be changed to 1998.

     6. All other terms and conditions of said Lease shall remain the same and in full force and effect.

     It the foregoing is acceptable, please sign and return the original and two
(2) copies to me at your earliest convenience. A fully executed copy will be returned to you.

Sincerely,

COMMERCE COMMUNITIES CORP.                                AGREED & ACCEPTED

/s/ Richard V. Treakle
                                                        By:[Signature Illegible]
Richard V. Treakle
President                                               Date:  9/1/98


                                                        By: /s/ Carl Mitchell

                                                        Date:   August 25, 1998

                Real Estate Development o Management o Brokerage
  -----------------------------------------------------------------------------
    COMMERCE COMMUNITIES CORP. o 2316 Walsh Avenue o Santa Clara, CA 95051 o
                       (408) 496-6262 o Fax (408) 748-0341
                           www.commercecommunities.com